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                                                                  Exhibit 15.2




July 22, 1996



Board of Directors and Stockholders
Servico, Inc.

We are aware of the incorporation by reference in the Registration Statements (Form S-8 No. 33-60088, Form S-8 No. 33-60090, Form S-8 No. 33-81954, Form S-3
No. 33-78566 and Form S-3 No. 33-93658) of Servico, Inc. for the registration of 1,000,000, 150,000, 250,000, 1,620,100 and 800,000 shares, respectively, of its common stock of our report dated July 22, 1996 relating to the unaudited condensed consolidated interim financial statements of Servico, Inc. and subsidiaries which is included in its Form 10-Q for the quarter ended June 30, 1996.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or Section 11 of the Securities Act of 1933.



                                            Very truly yours,



                                            /s/ Ernst & Young LLP